EXHIBIT 5.1

June 19, 2019

Artelo Biosciences, Inc.

888 Prospect Street, Suite 210

La Jolla, CA 92037

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Artelo Biosciences, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended the following securities (after the planned one-for-six reverse stock split as described in the Registration Statement, the “Assumed Reverse Split”): (i) 1,388,888 units (each a “Unit”), each consisting of one share of common stock (each a “Unit Share”) and a warrant to purchase one share of common stock (each a “Public Warrant” and each share of common stock issuable upon exercise of a Public Warrant, a “Public Warrant Share”); (ii) 208,333 shares of common stock (each an “Over-Allotment Share”); (iii) 208,333 warrants to purchase one share of common stock (each an “Over-Allotment Warrant” and each share of common stock issuable upon exercise of an Over-Allotment Warrant, an “Over-Allotment Warrant Share”); (iv) 111,111 warrants to purchase one share of common stock (each an “Underwriter Warrant” and each share of common stock issuable upon exercise of an Underwriter Warrant, an “Underwriter Warrant Share”) to be issued to Maxim Group LLC (the “Underwriter”) pursuant to an underwriting agreement to be entered into by and between the Company and the Underwriter (the “Underwriting Agreement”). Herein, the Units, Unit Shares, Public Warrant, Public Warrant Shares, Over-Allotment Shares, Over-Allotment Warrants, Over-Allotment Warrant Shares, Underwriter Warrant and Underwriter Warrant Shares are collectively referred to as the “Securities” and the Public Warrants, Over-Allotment Warrants and Underwriter Warrants are collectively referred to as the “Warrants”.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Articles of Incorporation, as amended to date, (3) the Company’s Bylaws, (4) certain resolutions of the Board of Directors of the Company and (5) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) the Assumed Reverse Split has been effectuated; (f) the Warrants have been exercised in accordance with the terms of the respective warrants (including the payment of the exercise price specified therein); and (g) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Based on such examination, we are of the opinion that the Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement.

We express no opinion as to the laws of any other jurisdiction, other than the laws of the State of New York and the Federal laws of the United States (including the statutory provisions and all applicable judicial decisions interpreting those laws).

Sincerely,

/s/ WILSON SONSINI GOODRICH & ROSATI
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation